                                                                    Exhibit 25.1

                                    FORM T-1

                      ------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      ------------------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(B)(2)

                      ------------------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


              New York                               13-3818954
   (Jurisdiction of incorporation                 (I.R.S. employer
    if not a U.S. national bank)                identification No.)


        114 West 47th Street                         10036-1532
            New York, NY                             (Zip Code)
        (Address of principal
         executive offices)

                               ------------------

                             MIDWEST GENERATION, LLC
               (Exact name of obligor as specified in its charter)


              Delaware                               33-0868558
   (State or other jurisdiction of                (I.R.S. employer
   incorporation or organization)               identification No.)


           One Financial Place
    440 South LaSalle St., Suite 3500
               Chicago, IL                                60605
(Address of principal executive offices)               (Zip Code)


                      ------------------------------------


               8.30% Pass-Through Certificates, Series A, due 2009 8.56% Pass-Through Certificates, Series B, due 2016
                       (Title of the indenture securities)

     -----------------------------------------------------------------------

                                     GENERAL

1.       GENERAL INFORMATION

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of New York (2nd District), New York, New
                    York (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Washington, D.C.
                  New York State Banking Department, Albany, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH THE OBLIGOR

         If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

         Midwest Generation, LLC currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.      LIST OF EXHIBITS

         T-1.1    --       Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                           33-97056).

         T-1.2    --       Included in Exhibit T-1.1.

         T-1.3    --       Included in Exhibit T-1.1.

16.      LIST OF EXHIBITS
         (CONT'D)

         T-1.4    --       The By-Laws of United States Trust Company of New
                           York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                           Act of 1939, as amended by the Trust Indenture Reform
                           Act of 1990 (Registration No. 33- 97056).

         T-1.6    --       The consent of the trustee required by Section
                           321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

         T-1.7    --       A copy of the latest report of condition of the
                           trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of December 31, 2000, the trustee had 2,999,029 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                      ------------------------------------


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of April, 2001.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By: /s/ Christopher J. Grell
   ---------------------------
     Christopher J. Grell
     Assistant Vice President

                                                                   EXHIBIT T-1.6

           The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

April 20, 2001


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK



By:  /s/ H. William Weber
    ----------------------------------------------
    H. William Weber
    Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 2000
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                $          60,744
Short-Term Investments                                            61,956

Securities, Available for Sale                                   687,786

Loans                                                          2,866,204
Less:    Allowance for Credit Losses                              17,858
                                                       -----------------
         Net Loans                                             2,848,346
Premises and Equipment                                            65,105
Other Assets                                                     264,387
                                                       -----------------
         TOTAL ASSETS                                  $       3,988,324
                                                       -----------------

LIABILITIES
Deposits:
         Non-Interest Bearing                          $         635,939
         Interest Bearing                                      2,338,442
                                                       -----------------
         Total Deposits                                        2,974,381

Short-Term Credit Facilities                                     383,958
Accounts Payable and Accrued Liabilities                         300,828
                                                       -----------------
         TOTAL LIABILITIES                             $       3,659,167
                                                       -----------------

STOCKHOLDER'S EQUITY
Common Stock                                                      14,995
Capital Surplus                                                  208,551
Retained Earnings                                                123,254
Unrealized Loss on Securities Available
  for Sale (Net of Taxes)                                        (17,643)
                                                       -----------------

TOTAL STOCKHOLDER'S EQUITY                                       329,157
                                                       -----------------
         TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                          $       3,988,324
                                                       -----------------

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

       /s/ Richard E. Brinkmann
       ---------------------------
       Name:  Richard E. Brinkmann
       Title: Managing Director
              & Comptroller

       April 16, 2001